Exhibit 8.1

List of Subsidiaries of Marine Harvest ASA

As of December 31, 2014

Company	Country	Ownership percent
Subsidiaries - Norway
Marine Harvest Fish Feed AS	Norway	100.0
Marine Harvest Holding AS	Norway	100.0
Marine Harvest Minority Holding AS	Norway	100.0
Marine Harvest Norway AS	Norway	100.0
Sterling White Halibut AS	Norway	100.0
Morpol ASA	Norway	100.0
Waynor Trading AS	Norway	100.0

Subsidiaries - Americas
Marine Harvest North America Inc.	Canada	100.0
Marine Harvest Canada Inc.	Canada	100.0
Englewood Packing Company Ltd.	Canada	100.0
Marine Harvest Chile S.A	Chile	100.0
Ocean Horizons S.A	Chile	100.0
Salmones Tecmar S.A	Chile	100.0
Processadora De Productos Marinos Delifish S.A	Chile	100.0
Aquamerica International Holdings S.A	Panama	100.0
Panamerica International Holdings S.A	Panama	100.0
Salmoamerica Corp.	Panama	100.0
Marine Harvest USA Holding LLC	USA	100.0
Ducktrap River of Maine LLC	USA	100.0
Marine Harvest USA Holding LLC	USA	100.0
Marine Harvest USA LLC	USA	100.0
Morpol America Inc	USA	100.0

Subsidiaries - Asia
Marine Harvest China Co. Ltd.	China	100.0
Marine Harvest Hong Kong Cy Ltd	Hong Kong	100.0
Marine Harvest Japan Inc	Japan	100.0
Marine Harvest Food Service Inc	Japan	100.0
Morpol Japan Co Ltd	Japan	100.0
Marine Harvest Korea Co. Ltd	South Korea	100.0
Marine Harvest Singapore Pte Ltd	Singapore	100.0
Morpol Holdings Singapore Pte Ltd	Singapore	100.0
Marine Harvest Taiwan Co. Ltd	Taiwan	100.0
Amanda Foods Vietnam Ltd	Vietnam	100.0

Subsidiaries - Europe
Marine Harvest Pieters NV	Belgium	100.0
Marine Harvest Central and Eastern Europe s.r.o.	Czech Republic	100.0
Marine Harvest Faroe Islands P/F	Faroe Islands	100.0
Marine Harvest VAP France SAS	France	100.0

Marine Harvest Appéti' Marine SAS	France	100.0
Marine Harvest Boulogne SAS	France	100.0
Marine Harvest Lorient SAS	France	100.0
Marine Harvest Kritsen SAS	France	100.0
Marine Harvest Rennes SAS	France	100.0
Morpol France SAS	France	100.0
Morpol France Production SAS	France	100.0
Laschinger Seafood GmbH	Germany	100.0
Laschinger Produktions GmbH	Germany	100.0
Belisco Ehf	Iceland	100.0
Comhlucht Iascaireachta Fanad Teoranta	Ireland	100.0
Bradan (Maoil Rua) Teoranta	Ireland	100.0
Bradan Fanad Teoranta	Ireland	100.0
Fanad Pettigo Teoranta	Ireland	100.0
Feirm Farraige Oilean Chliara Teoranta	Ireland	92.0
Silverking Seafoods Ltd	Ireland	100.0
Marine Harvest Italia S.R.L.	Italy	100.0
Morpol Italia S.R.L.	Italy	100.0
Marine Harvest NV	Netherlands	100.0
Marine Harvest International BV	Netherlands	100.0
Marine Harvest Holland BV	Netherlands	100.0
Marine Harvest Sterk Holding BV	Netherlands	100.0
Marine Harvest Sterk BV	Netherlands	100.0
Marine Harvest Poland Sp. Zoo	Poland	100.0
Morpol S.A.	Poland	100.0
Laurin Seafood Sp. z o.o.	Poland	100.0
Morpol VAP Sp. z o.o.	Poland	100.0
Morpol Technology Sp. z o.o.	Poland	100.0
Morpol Transport Sp. z.o.o	Poland	100.0
Morpol Specialities Sp. Z.o.o	Poland	100.0
Epigon S.A.	Poland	78.0
MK Sp. z o.o.	Poland	100.0
Marine Harvest Turkiye su Ürünleri Ticaret A.Ş.	Turkey	100.0
Marine Harvest (Scotland) Ltd	UK	100.0
Marine Harvest Loch Ness Ltd	UK	100.0
Meridian Salmon Group Ltd	UK	100.0
Meridian Salmon Processing Ltd	UK	100.0
Meridian Salmon Ltd	UK	100.0
Marine Products (Scotland) Ltd	UK	80.0
Heogland Salmon Company Ltd	UK	96.8
Meridian Salmon Farms (Argyll) Ltd	UK	100.0
Ocean Shells Ltd	UK	100.0
Seagro Ltd	UK	100.0
Marine Farms Ltd	UK	100.0
Cod And Shellfish (Scotland) Ltd	UK	100.0
Mainland Salmon Ltd	UK	100.0
Northern Isles Salmon Ltd	UK	100.0
Lakeland Smolt Ltd	UK	100.0
Marine Harvest VAP UK Ltd	UK	100.0
Brookside Products Ltd	UK	100.0

Sea Products of Scotland Ltd	UK	50.1
Lakeland Unst Ltd	UK	50.1
Hoganess Salmon Ltd	UK	100.0
Lakeland Cairndow Ltd	UK	100.0
Sound of Jura Salmon Ltd	UK	100.0
Bridge of Faillie Smolts Ltd	UK	100.0
Marine Harvest Spain, S.L.	Spain	100.0